                                                                     Exhibit 4.4

                             FORM OF EXCHANGE NOTE

                                 (Face of Note)

          ____% [Series C] [Series D] Senior Subordinated Note due 2007

         THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR THE PURPOSES OF SECTIONS 1271-1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES MAY BE OBTAINED BY CONTACTING THE ISSUER=S INVESTOR RELATIONS DEPARTMENT, TELEPHONE NO. (202) 295-1000.


No.                                                                 $___________

                        MERISTAR HOSPITALITY CORPORATION


promises to pay to _____________, or registered assigns, the principal sum of __________________ Dollars on __________, ____.

                  Interest Payment Dates:  ________ __ and ______ __

                  Record Dates:  ________ __ and ______ __

                                            Dated:

                                            MERISTAR HOSPITALITY CORPORATION

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Trustee's Certificate of Authentication:

This is one of the [Global] Notes
referred to in the within-
mentioned Indenture:

IBJ Whitehall Bank & Trust Company,
as Trustee

By:
   --------------------------------
   Authorized Signatory

                                 (Back of Note)

_____% [Series C] [Series D] Senior Subordinated Note due 2007

                                       of

                        MeriStar Hospitality Corporation


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

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

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. MeriStar Hospitality Corporation, a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this _____% [Series C] [Series D] Senior Subordinated Note due ____ (the "Note") at the rate and in the manner specified below.

                  The Company shall pay interest on the principal amount of this
Note in cash at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on each ________ __ and ______ __ commencing ________ __, 199_, or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next succeeding Business Day (each an "Interest Payment Date").

                  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Company shall pay interest on overdue principal and premium at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the _________ and _________ next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal and premium, if any, and interest and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, IBJ Whitehall Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may

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

change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any other of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 18, 1999 (the "Indenture") between the Company, as issuer, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.

                  5. OPTIONAL REDEMPTION. Subject to the last paragraph of this
Section 5, on or after ______ __, ____, the Company may redeem all or any portion of the Notes, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on ______ __ of the years indicated below:

Year                                                           Percentage
----                                                           ----------

2002............................................................._______%
2003............................................................._______%
2004............................................................._______%
2005 and thereafter.............................................._______%

                  Notwithstanding the foregoing, but subject to the last paragraph of this Section 5, prior to ______ __, 2000, the Company may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of its common equity (a "Public Equity Offering") (within 60 days of the consummation of any such Public Equity Offering), up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to _______% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption.

                  In addition but subject to the last paragraph of this Section 5, the Company, at its option, at any time prior to ______ ____, may redeem the Notes, in whole or in part (if in part, by lot or such other method as the Trustee shall deem fair or appropriate) at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

                  No optional redemption shall be made under this Section 5 unless the Company makes a redemption of the Existing Notes (as defined in the Indenture) pursuant to the Original Indenture (as defined in the Indenture), pro rata among the Notes and the Existing Notes.

                  6. OFFERS TO PURCHASE. Subject to the Company's obligation to make an offer to purchase Notes in connection with Asset Sales and a Change of Control (as described in the Indenture), the Company has no mandatory redemption or sinking fund obligations with respect to the Notes. Notice of any such offer to purchase will be given as provided in the Indenture. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled

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"Option of Holder to Elect Purchase" appearing below and taking certain other actions, all as set forth in the Indenture.

                  7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  8. SUBORDINATION. The Notes and the Subsidiary Guarantees, if any, are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes and the Subsidiary Guarantees may be paid. The Company agrees, and each Holder by accepting a Note and any Subsidiary Guarantee agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 of principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar shall not be required to issue, exchange or register the Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 of the Indenture and ending at the close of business on the day of selection, or to exchange or register any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or to exchange or register a Note between a record date and the next succeeding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. The Change of Control and Asset Sale purchase features of the Notes may not be amended or waived without the consent of at least 66 2/3% in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to comply with Section 5.1, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes under the Indenture or any Guarantor's Obligations under its Subsidiary Guarantee in the case of a merger, consolidation or sale of assets involving the Company or such Guarantor, as applicable, pursuant to Article 5 or Article 11 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Subsidiary Guarantees and any supplemental indenture required pursuant to Section 4.15 of the Indenture) or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA and to release a Guarantor in accordance with the Indenture.

                  12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Assets Sale Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any Restricted Subsidiary to comply with Section 5.1 of the Indenture; (iv) failure by the Company or any Guarantor for 60 days in the performance of any other covenant, warranty or agreement in the Indenture or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding; (v) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of Non-Recourse Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (A) 10% of the total assets of the Company and its Restricted Subsidiaries measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately prior to the date on which such default occurred, determined on a pro forma basis and (B) $50 million, and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company or such Restricted Subsidiary of notice of such acceleration); (vi) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company or any of its Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (other than any judgments as to which a reputable insurance company has accepted full liability); (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any of the Company's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any of its Subsidiaries that would constitute a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or any Guarantor, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding

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Notes may rescind any acceleration with respect to the Notes and its consequences. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

                  13. GUARANTEES OF NOTES. Payment of principal, premium, if any, and interest and Liquidated Damages, if any, (including interest on overdue principal and overdue interest, if lawful) on the Notes will be unconditionally guaranteed by the Guarantors, if any, pursuant to, and subject to the terms of,
Article 11 of the Indenture.

                  14. SECURITY. The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

                  15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive or release liabilities under the federal securities laws.

                  16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  19. [SERIES C NOTES] REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement (as defined in the Indenture), and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Notes shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Note. In certain circumstances, and subject to certain terms and conditions, Holders of the Notes shall have the right to receive liquidated damages if the Company shall have failed to fulfill its obligations under the Registration Rights Agreement.

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                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           MeriStar Hospitality Corporation
                           1010 Wisconsin Avenue, N.W.
                           Suite 650
                           Washington, D.C. 20007
                           Attention: John Emery,
                                      Chief Financial Officer
                           Telecopier No.: (202) 965-4445

                                 Assignment Form

               To assign this Note, fill in the form below: (I) or
                      (we) assign and transfer this Note to


--------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________________

                                 Your Signature: _______________________________
                                 (Sign exactly as your name appears on the face of this Note)

                                 Signature Guarantee:* _________________________

--------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                  [ ] Section 4.10                   [ ] Section 4.14

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________

Date:                            Your Signature:
                                        (Sign exactly as your name appears on
                                        the Note)

                                        Tax Identification No:____________

                                        Signature Guarantee:*/____________

--------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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                   SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES

                  The following exchanges of a part of this Global Note for Certificated Notes have been made:


                    Amount of decrease                            Principal Amount
                           in             Amount of increase    of this Global Note       Signature of
                        Principal            in Principal          following such      authorized officer
                        Amount of           Amount of this            decrease         of Trustee or Note
Date of Exchange     this Global Note         Global Note           (or increase)          Custodian
----------------    ------------------     -----------------    -------------------    ------------------



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